EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-3, Amendment No. 1, being filed by Outdoor Channel Holdings, Inc. of our report, dated February 25, 2005, on the consolidated financial statements of Outdoor Channel Holdings, Inc. and subsidiaries as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004. We also consent to the reference to our Firm under the caption “Experts.”
/s/ J. H. Cohn LLP
San Diego, California
June 13, 2005